EXHIBIT 99.1

J.JILL, INC. ANNOUNCES THIRD QUARTER 2023 RESULTS

Net Sales of $150.1 Million vs. $150.2 Million in Q3 FY2022; Total Company Comparable Sales Up 1.9% vs. Q3 FY2022

Gross Margin Increase 190bps vs. Q3 FY2022 to 71.8%

Operating Income Margin Increase 220bps vs. Q3 FY2022 to 14.7%

Quincy, MA – December 5, 2023 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the third quarter ended October 28, 2023.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, "Our performance continues to reflect the disciplined execution of our business by the team especially amidst a very dynamic consumer environment. Our results are supported by solid full price selling across our channels and underscores our ability to continue to deliver product and assortments that are versatile, modern and that appeal to our loyal customer. As we look to the remainder of the year, while we have seen our customer become more discerning with her spend, we believe we are well positioned to deliver on our objectives for the year.”

For the third quarter ended October 28, 2023:

•
Total net sales for the thirteen weeks ended October 28, 2023 were down 0.1% to $150.1 million compared to $150.2 million for the thirteen weeks ended October 29, 2022.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 1.9%.
•
Direct to consumer net sales, which represented 45.3% of sales, were down 0.5% compared to the third quarter of fiscal 2022.
•
Gross profit was $107.8 million compared to $105.0 million in the third quarter of fiscal 2022. Gross margin was 71.8% compared to 69.9% in the third quarter of fiscal 2022.
•
SG&A was $85.7 million compared to $84.9 million in the third quarter of fiscal 2022. In comparing the third quarter of fiscal 2023 to fiscal 2022, excluding non-recurring and other one-time costs, SG&A as a percentage of total net sales was 57.5% compared to 56.5% in the third quarter of fiscal 2022.
•
Income from operations was $22.1 million compared to $18.9 million in the third quarter of fiscal 2022. Adjusted Income from Operations*, which excludes adjustments for costs to exit retail stores as well as impairment charges was $21.5 million compared to $20.2 million in the third quarter of fiscal 2022.
•
Interest expense was $5.8 million compared to $5.4 million in the third quarter of fiscal 2022.
•
During the third quarter of fiscal 2023, the Company recorded an income tax provision of $4.7 million compared to $4.5 million in the third quarter of fiscal 2022 and the effective tax rate was 28.9% compared to 33.5% in the third quarter of fiscal 2022.
•
Net income was $11.6 million compared to $8.9 million in the third quarter of fiscal 2022.
•
Net Income per Diluted Share was $0.80 compared to $0.62 in the third quarter of fiscal 2022 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the third quarter of fiscal 2023 was $0.78 compared to $0.77 in the third quarter of fiscal 2022.
•
Adjusted EBITDA* for the third quarter of fiscal 2023 was $28.3 million compared to $27.5 million in the third quarter of fiscal 2022. Adjusted EBITDA margin* was 18.8% for the third quarter of fiscal 2023 compared to 18.3% for the third quarter fiscal 2022.
•
The Company did not open any new stores in the third quarter of fiscal 2023 and ended the quarter with 245 stores.

For the thirty-nine weeks ended October 28, 2023:

•
Total net sales for the thirty-nine weeks ended October 28, 2023 were down 2.7% to $455.2 million compared to $467.6 million for the thirty-nine weeks ended October 29, 2022.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 0.7%.
•
Direct to consumer net sales, which represented 45.0% of sales, were down 4.5% compared to the thirty-nine weeks ended October 29, 2022.
•
Gross profit was $326.8 million compared to $327.0 million in the thirty-nine weeks ended October 29, 2022. Gross margin was 71.8% compared to 69.9% in the thirty-nine weeks ended October 29, 2022. The year over year gross margin increase benefited from lower freight costs compared to the thirty-nine weeks ended October 29, 2022.
•
SG&A was $251.2 million compared to $254.6 million in the thirty-nine weeks ended October 29, 2022. In comparing the thirty-nine weeks ended October 28, 2023 to the thirty-nine weeks ended October 29, 2022, excluding non-recurring and other one-time costs, SG&A as a percentage of total net sales was 55.3% compared to 54.5% in the thirty-nine weeks ended October 29, 2022.
•
Income from operations was $75.6 million compared to $70.9 million in the thirty-nine weeks ended October 29, 2022. Adjusted Income from Operations*, which excludes adjustments for costs to exit retail stores as well as impairment charges was $75.0 million compared to $72.1 million in the thirty-nine weeks ended October 29, 2022.
•
Interest expense was $18.1 million compared to $14.4 million in the thirty-nine weeks ended October 29, 2022.
•
During the thirty-nine weeks ended October 28, 2023, the Company recorded an income tax provision of $13.3 million compared to $15.4 million in the thirty-nine weeks ended October 29, 2022 and the effective tax rate was 29.8% compared to 27.3% in the thirty-nine weeks ended October 29, 2022.
•
Net income was $31.4 million compared to $41.1 million in the thirty-nine weeks ended October 29, 2022.
•
Net Income per Diluted Share was $2.19 compared to $2.89 in the thirty-nine weeks ended October 29, 2022 including the impact of non-recurring items and a $12.7 million Loss on debt refinancing as part of the Company's Term Loan refinancing in the first quarter of fiscal 2023. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the thirty-nine weeks ended October 28, 2023 was $2.85 compared to $3.02 in the thirty-nine weeks ended October 29, 2022. The decrease in the thirty-nine weeks ended October 28, 2023 was driven by higher interest expense.
•
Adjusted EBITDA* for the thirty-nine weeks ended October 28, 2023 was $94.7 million compared to $94.4 million in the thirty-nine weeks ended October 29, 2022. Adjusted EBITDA margin* for the thirty-nine weeks ended October 28, 2023 was 20.8% compared to 20.2% in the thirty-nine weeks ended October 29, 2022.
•
The Company opened 2 new stores in the thirty-nine weeks ended October 28, 2023 and ended the quarter with 245 stores.

Balance Sheet Highlights

•
The Company ended the third quarter of fiscal 2023 with $64.1 million in cash and $34.2 million of total availability under its revolving credit agreement.
•
Inventory at the end of the third quarter of fiscal 2023, decreased 5.7% to $56.7 million compared to $60.1 million at the end of the third quarter fiscal 2022.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

For the fourth quarter of fiscal 2023, the Company expects revenues to be approximately flat compared to the fourth quarter of fiscal 2022, and for Adjusted EBITDA to be in the range of $11.0 million and $13.0 million.

For fiscal 2023, the Company continues to expect Adjusted EBITDA dollars to be down in the low-single digits compared to fiscal 2022, including approximately $2.0 million of benefit from the 53rd week in fiscal 2023. The Company also continues to expect total capital expenditures of $18.0 million and a flat store count to end fiscal 2023.

Conference Call Information

A conference call to discuss third quarter 2023 results is scheduled for today, December 5, 2023, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 330-3391 or (646) 960-0845 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2289963 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (647) 362-9199. The pin number to access the telephone replay is 2289963. The telephone replay will be available until Tuesday, December 12, 2023.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses, consisting of professional fees, retention expenses and costs related to the COVID-19 pandemic. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items. We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, Net Income (Loss), Income (Loss) from Operations or Net Income (Loss) per Diluted Share, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to Net Income (Loss), Income (Loss) from Operations and Net Income (Loss) per Diluted Share, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations” and “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements, including, among others, statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our ability to successfully expand and increase sales, including by opening new retail stores on a profitable basis, to maintain and enhance a strong brand image, and to optimize our omnichannel operations; (2) changes in consumer confidence, preference and spending, and our ability to adapt to such changes; (3) the competitive environment we operate in; (4) post-pandemic changes in consumer behavior and the timeline of overall economic recovery; (5) our level of indebtedness and ability to work with lenders to pursue options to refinance; and (6) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	October 28, 2023	October 29, 2022
Net sales	$150,125	$150,204
Costs of goods sold	42,283	45,181
Gross profit	107,842	105,023
Selling, general and administrative expenses	85,694	84,873
Impairment of long-lived assets	21	1,300
Operating income	22,127	18,850
Interest expense, net	5,794	4,348
Interest expense, net - related party	—	1,092
Income before provision for income taxes	16,333	13,410
Income tax provision	4,717	4,491
Net income and total comprehensive income	$11,616	$8,919
Net income per common share attributable to common shareholders
Basic	$0.82	$0.64
Diluted	$0.80	$0.62
Weighted average number of common shares outstanding
Basic	14,169,955	13,962,467
Diluted	14,448,228	14,297,925

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Net sales	$455,214	$467,616
Costs of goods sold	128,423	140,656
Gross profit	326,791	326,960
Selling, general and administrative expenses	251,161	254,624
Impairment of long-lived assets	66	1,408
Operating income	75,564	70,928
Loss on debt refinancing	12,702	—
Interest expense, net	17,008	11,553
Interest expense, net - related party	1,074	2,823
Income (loss) before provision for income taxes	44,780	56,552
Income tax provision	13,346	15,413
Net income (loss) and total comprehensive income (loss)	$31,434	$41,139
Net Income (loss) per common share attributable to common shareholders:
Basic	$2.22	$2.95
Diluted	$2.19	$2.89
Weighted average number of common shares outstanding:
Basic	14,130,734	13,922,460
Diluted	14,379,529	14,240,486

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	October 28, 2023	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$64,115	$87,053
Accounts receivable	6,210	7,039
Inventories, net	56,652	50,585
Prepaid expenses and other current assets	16,629	16,143
Total current assets	143,606	160,820
Property and equipment, net	53,883	53,497
Intangible assets, net	67,981	73,188
Goodwill	59,697	59,697
Operating lease assets, net	112,389	119,118
Other assets	492	97
Total assets	$438,048	$466,417
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$48,981	$39,306
Accrued expenses and other current liabilities	42,858	49,730
Current portion of long-term debt	8,750	3,424
Current portion of operating lease liabilities	35,415	34,527
Total current liabilities	136,004	126,987
Long-term debt, net of discount and current portion	148,731	195,517
Long-term debt, net of discount and current portion - related party	—	9,719
Deferred income taxes	10,738	10,059
Operating lease liabilities, net of current portion	110,008	123,101
Other liabilities	909	1,253
Total liabilities	406,390	466,636
Commitments and contingencies
Shareholders’ Equity (Deficit)
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 10,603,506 and 10,165,361 shares issued and outstanding at October 28, 2023 and January 28, 2023, respectively	107	102
Additional paid-in capital	212,443	212,005
Accumulated deficit	(180,892)	(212,326)
Total shareholders’ equity (deficit)	31,658	(219)
Total liabilities and shareholders’ equity (deficit)	$438,048	$466,417

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	October 28, 2023	October 29, 2022
Net income	$11,616	$8,919
Interest expense, net	5,794	4,348
Interest expense, net - related party	—	1,092
Income tax provision	4,717	4,491
Depreciation and amortization	5,792	6,406
Equity-based compensation expense (a)	942	897
Write-off of property and equipment (b)	19	68
Adjustment for costs to exit retail stores (c)	(632)	—
Impairment of long-lived assets (d)	21	1,300
Other non-recurring items (e)	—	2
Adjusted EBITDA	$28,269	$27,523
Net sales	$150,125	$150,204
Adjusted EBITDA margin	18.8%	18.3%

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents the net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Net income	$31,434	$41,139
Interest expense, net	17,008	11,553
Interest expense, net - related party	1,074	2,823
Income tax provision	13,346	15,413
Depreciation and amortization	16,854	19,450
Equity-based compensation expense (a)	2,757	2,615
Write-off of property and equipment (b)	65	231
Loss on debt refinancing (c)	12,702	—
Adjustment for costs to exit retail stores (d)	(632)	(246)
Impairment of long-lived assets (e)	66	1,408
Other non-recurring items (f)	2	6
Adjusted EBITDA	$94,676	$94,392
Net sales	$455,214	$467,616
Adjusted EBITDA margin	20.8%	20.2%

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents the net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the repayment of Priming Term Loan Credit Agreement and the Subordinated Term Loan Credit Agreement.
(d)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	October 28, 2023	October 29, 2022
Operating income	$22,127	$18,850
Adjustment for costs to exit retail stores (a)	(632)	—
Impairment of long-lived assets (b)	21	1,300
Other non-recurring items (c)	—	2
Adjusted income from operations	$21,516	$20,152

	For the Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Operating income	$75,564	$70,928
Adjustment for costs to exit retail stores (a)	(632)	(246)
Impairment of long-lived assets (b)	66	1,408
Other non-recurring items (c)	2	6
Adjusted income from operations	$75,000	$72,096

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related to leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	October 28, 2023	October 29, 2022
Net income and total comprehensive income	$11,616	$8,919
Add: Income tax provision	4,717	4,491
Income before provision for income tax	16,333	13,410
Add: Adjustment for costs to exit retail stores (a)	(632)	—
Add: Impairment of long-lived assets (b)	21	1,300
Add: Other non-recurring items (c)	—	2
Adjusted income before income tax provision	15,722	14,712
Less: Adjusted tax provision (d)	4,386	3,737
Adjusted net income	$11,336	$10,975

Adjusted net income per share attributable to common shareholders
Basic	$0.80	$0.79
Diluted	$0.78	$0.77
Weighted average number of common shares

Basic	14,169,955	13,962,467
Diluted	14,448,228	14,297,925

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related to leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(d)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.9% for the thirteen weeks ended October 28, 2023 and 25.4% for the thirteen weeks ended October 29, 2022 to the adjusted net income before income tax provision.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Net income and total comprehensive income	$31,434	$41,139
Add: Income tax provision	13,346	15,413
Income before provision for income tax	44,780	56,552
Add: Loss on debt refinancing(a)	12,702	—
Add: Adjustment for costs to exit retail stores (b)	(632)	(246)
Add: Impairment of long-lived assets (c)	66	1,408
Add: Other non-recurring items (d)	2	6
Adjusted income before income tax provision	56,918	57,720
Less: Adjusted tax provision(e)	15,880	14,661
Adjusted net income	$41,038	$43,059

Adjusted net income per share attributable to common shareholders
Basic	$2.90	$3.09
Diluted	$2.85	$3.02
Weighted average number of common shares
Basic	14,130,734	13,922,460
Diluted	14,379,529	14,240,486

(a)
Represents loss on the repayment of Priming Term Loan Credit Agreement and the Subordinated Term Loan Credit Agreement.
(b)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)
Represents impairment of long-lived assets related to leasehold improvements.
(d)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(e)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.9% for the thirty-nine weeks ended October 28, 2023 and 25.4% for the thirty-nine weeks ended October 29, 2022 to the adjusted net income before income tax provision.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Meredith Schwenk

J.Jill, Inc.

media@jjill.com

617-376-4399